SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM S-8
                        REGISTRATION STATEMENT UNDER THE
                             SECURITIES ACT OF 1933

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                               BILLSERV.COM, INC.
             (Exact name of Registrant as specified in its charter)


               NEVADA                                       98-0190072
  (State or other jurisdiction of                        (I.R.S. Employer
   incorporation or organization)                       Identification No.)


     MARSHALL MILLARD                                       LORI TURNER
SECRETARY, VICE PRESIDENT                         TREASURER, VICE PRESIDENT AND
   AND GENERAL COUNSEL                               CHIEF FINANCIAL OFFICER

            14607 SAN PEDRO AVE., SUITE 100, SAN ANTONIO, TEXAS 78232
                     (Address of principal executive office)

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                               BILLSERV.COM, INC.
                          EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plan)

                                   -----------

                                TIMOTHY N. TUGGEY
                               MORRIS E. WHITE III
                               ARTER & HADDEN LLP
                           700 N. ST. MARY'S ST. #800
                            SAN ANTONIO, TEXAS 78205
                                  210/354-4300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

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                         CALCULATION OF REGISTRATION FEE

================================================================================================
                                                   PROPOSED         MAXIMUM
                                                    MAXIMUM        AGGREGATE      AMOUNT OF
 TITLE OF SECURITIES         AMOUNT TO BE       OFFERING PRICE      OFFERING     REGISTRATION
   TO BE REGISTERED           REGISTERED         PER SHARE (3)     PRICE (3)          FEE
------------------------------------------------------------------------------------------------
  Common Stock, Par        1,000,000 shares
     Value $.001                (1)(2)               $9.16         $9,160,000        $2,418.24
================================================================================================

(1) Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 416 under the Securities Act, additional shares of the common stock of the Company issued or which become issuable in order to prevent dilution resulting from any future stock split, stock dividend or similar transaction that are being registered hereunder.

(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rules 457(c) and (h) under the Securities Act based upon the average of the high and low sales prices of the Registrant's Common Stock on the NASD OTC Bulletin Board on February 15, 2000.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents and reports filed by the Registrant with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference:

        (a) Amendment No. 1 to the Form SB-2 Registration Statement, file No. 333-93799, filed on January 14, 2000 which became effective on January 18, 2000.

        (b) Annual Report of the Registrant on Form 10-K for the year ended December 31, 1999, file No. 000-30152.

        (c) The description of the Registrant's Common Stock contained in the Registration Statement (file No. 001-15093) filed under
                Section 12 of the Securities Exchange Act of 1934, including any amendment or report filed for the purpose of updating such description.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Nevada law generally sets forth the powers of the Company to indemnify officers, directors, employees and agents. The Articles of Incorporation for the Company provide as follows:

               No director or officer shall have any personal liability to the corporation or its stockholders for the damages for breach of fiduciary duty as a director or officer, except that this Article shall not eliminate or limit the liability of a director or officer for (i) acts or omissions that involve intentional misconduct, fraud or a knowing violation of the law, or (ii) the payment of dividends in violation of Nevada Revised Statutes.

        Except to the extent herein above set forth, there is no charter provision, bylaw, contract, arrangement or statute pursuant to which any director or officer of the Company is indemnified in any manner against any liability which he may incur in his capacity as such. The Company also maintains a standard director and officer liability policy to fund the Company's obligations as stated herein above.

ITEM 8. EXHIBITS

        Except as noted below, the following Exhibits are filed herewith and made a part hereof:

        EXHIBIT       DESCRIPTION OF DOCUMENT

         4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form SB-2, SEC File No. 333-93799).

         4.2 Bylaws of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form SB-2, SEC File No. 333-93799).

         4.3          billserv.com, Inc. Employee Stock Purchase Plan.

         5.1          Opinion of Arter & Hadden LLP (filed herewith).

        23.1          Consent of Arter & Hadden LLP (included in Exhibit 5.1).

        23.2 Consent of Ernst & Young LLP, Independent Auditors (filed herewith).

        24.1          Power of Attorney

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
ITEM 9. UNDERTAKINGS

        (a)     The undersigned Registrant hereby undertakes:

                (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                        (i) To include any prospectus required by Section
                10(a)(3) of the Securities Act of 1933;

                        (ii) To reflect in the prospectus any facts or events
                arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflect in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "calculation of Registration Fee" table in the effective Registration Statement;

                        (iii) To include any material information with respect
                to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

PROVIDED, HOWEVER, that paragraphs (a)(1)(I) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

        (b) For the purpose of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


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
                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on this 14th day of February, 2000.

                                                   BILLSERV.COM, INC.

                                                   By: /s/ LOUIS A. HOCH
                                                           Louis A. Hoch
                                                           President

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated as of the dates indicated.



Signatures                        Titles                          Date

/s/  MICHAEL R. LONG           Chief Executive Officer
     Michael R. Long*          and Director                    February 14, 2000

/s/  LOUIS A. HOCH             President, Director and Chief
     Louis A. Hoch*            Operating Officer               February 14, 2000

/s/  DAVID S. JONES            Executive Vice President
     David S. Jones*           and Director                    February 14, 2000

/s/  LORI TURNER               Treasurer, Vice President
     Lori Turner*              and Chief Financial Officer     February 14, 2000

/s/  MARSHALL MILLARD          Secretary, Vice President
     Marshall Millard          and General Counsel             February 14, 2000

/s/  E. SCOTT CRIST            Director
     E. Scott Crist*                                           February 14, 2000

/s/  ROGER R. HEMMINGHAUS
     Roger R. Hemminghaus*     Director                        February 14, 2000

Marshall N. Millard, the undersigned attorney-in-fact, by signing his/her name below, does hereby sign this Registration Statement on behalf of the directors and officers of billserv.com, Inc. indicated above by asterisk (constituting a majority of the directors) pursuant to a power of attorney executed by such persons and filed with the Securities and Exchange Commission contemporaneously herewith.



By: /s/ ______________________________
        Marshall N. Millard, as attorney-in-fact

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
        Pursuant to the requirements of the Securities Act of 1933, the administrators of the Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas, on February 14, 2000.

                                          billserv.com, Inc. EMPLOYEE STOCK
                                          PURCHASE PLAN

                                          By: The Employee Stock Purchase Plan
                                              Committee of billserve.com, Inc.


                                          By: ________________________________
                                              E. Scott Crist, Committee member

                                          By: ________________________________
                                              Roger Hemminhaus, Committee member

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
                                  EXHIBIT INDEX

Exhibit Number   Exhibit

     4.1 Amended and Restated Certificate of Incorporation of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form SB-2, SEC File No. 333-93799.

     4.2 Bylaws of the Company (incorporated by reference to Exhibit 1 to the Company's Registration Statement on Form SB-2, SEC File No. 333-93799.

     4.3         billserv.com, Inc. Employee Stock Purchase Plan.

     5.1         Opinion of Arter & Hadden LLP.

    23.1         Consent of Arter & Hadden LLP (included in exhibit 5.1).

    23.2         Consent of Ernst & Young LLP, Independent Auditors.

    24.1         Powers of Attorney.

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